EATON VANCE MUTUAL FUNDS TRUST




AMENDED AND RESTATED
BY-LAWS

As Adopted April 23, 2012


TABLE OF CONTENTS


PAGE

ARTICLE I - The Trustees  	1

	Section 1	Initial Trustees, Election and
Term of Office  	1
	Section 2	Number of Trustees  	1
	Section 3	Resignation and Removal  	1
	Section 4	Vacancies  	3
	Section 5	Temporary Absence of
Trustee  	3
	Section 6	Effect of Death,
Resignation, Removal, Etc. of a Trustee  	3

ARTICLE II - Officers and Their Election  	3

	Section 1	Officers  	3
	Section 2	Election of Officers  	3
	Section 3	Resignations and Removals
	3

ARTICLE III - Powers and Duties of Trustees and
Officers  	4

	Section 1	Trustees  	4
	Section 2	Executive and other
Committees  	4
	Section 3	Chairman of the Trustees  	4
	Section 4	President  	4
	Section 5	Treasurer  	5
	Section 6	Secretary  	5
	Section 7	Other Officers  	5
	Section 8	Compensation  	5

ARTICLE IV - Meetings of Shareholders  	5

	Section 1	Meetings  	5
	Section 2	Place of Meetings  	5
	Section 3	Notice of Meetings  	5
	Section 4	Quorum  	6
	Section 5	Voting  	6
	Section 6	Proxies  	7
	Section 7	Consents  	7

ARTICLE V - Trustees Meetings  	7

	Section 1	Meetings  	7
	Section 2	Notices  	7
	Section 3	Consents  	8
	Section 4	Place of Meetings  	8
	Section 5	Quorum and Manner of
Acting  	8

ARTICLE VI - Shares of Beneficial Interest  	8

	Section 1	Certificates for Shares of
Beneficial Interest  	8
	Section 2	Transfer of Shares  	8
	Section 3	Transfer Agent and
Registrar; Regulations  	9
	Section 4	Closing of Transfer Books
and Fixing Record Date  	9
	Section 5	Lost, Destroyed or
Mutilated Certificates  	9
	Section 6	Record Owner of Shares  	9

ARTICLE VII - Fiscal Year  	9

ARTICLE VIII - Seal  		10

ARTICLE IX - Inspection of Books  	10

ARTICLE X - Custodian  	10

ARTICLE XI - Limitation of Liability and
Indemnification  	11

	Section 1	Limitation of Liability  	11
	Section 2	Indemnification of Trustees
and Officers  	11
	Section 3	Indemnification of
Shareholders  	12

ARTICLE XII - Underwriting Arrangements  	12

ARTICLE XIII- Report to Shareholders  	13

ARTICLE XIV - Certain Transactions  	13

	Section 1	Long and Short Positions  	13
	Section 2	Loans of Trust Assets  	13
	Section 3	Miscellaneous  	14

ARTICLE XV - Amendments  	14




AMENDED AND RESTATED
BY-LAWS

OF

EATON VANCE MUTUAL FUNDS TRUST

________________________


	These Amended and Restated By-Laws
are made and adopted as of April 23, 2012 pursuant to Section 2.5 of Article II of the Amended and Restated Declaration of Trust of
EATON VANCE MUTUAL FUNDS TRUST (the
"Trust"), dated August 17, 1993 as from time to time amended (the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

The Trustees

SECTION 1.  Initial Trustees, Election and Term of
Office. At a meeting of the shareholders to be held pursuant to authorization of the Trustees, in the year 1986 or 1987, the shareholders of the Trust shall elect not less than three Trustees. The initial Trustees named in the Preamble of the Declaration of Trust dated May 7, 1984, as from time to time amended (the "Declaration of Trust"), and any additional Trustees appointed pursuant to Section 4 of this Article I, shall serve as Trustees until the election of Trustees at the foregoing shareholders' meeting and until their successors are elected and qualified
(except in the event of such Trustee's
resignation, retirement or removal pursuant to
Section 3).  The Trustees elected at the foregoing
shareholder's meeting shall serve as Trustees during the lifetime of the Trust, except as otherwise provided below.

SECTION 2.  Number of Trustees.  The number of
Trustees shall be fixed by the Trustees, provided, however, that such number shall at no time exceed eighteen.

SECTION 3.  Resignation and Removal.  Any
Trustee may resign his trust by written
instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein. Any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instruments signed by a majority of the other
Trustees, specifying the date of his retirement.
Any Trustee may be removed with or without cause, by (i) the affirmative vote of holders of two-thirds of the Shares or, (ii) the affirmative vote of, or written instrument, signed by at least two-thirds of the remaining Trustees prior to such removal, specifying the date when such removal shall become effective, provided, however, that the removal of any Trustee who is not an Interested Person of the Trust shall additionally require the affirmative vote of, or a written instrument executed by, at least two-thirds of the remaining Trustees who are not Interested Persons of the Trust.

	No natural person shall serve as a Trustee of the Trust after the holders of record of not less than two-thirds of the outstanding shares of beneficial interest of the Trust (the "shares") have declared that he be removed from that office by a declaration in writing signed by such holders and filed with the Custodian of the assets of the Trust or by votes cast by such holders in person or by proxy at a meeting called for the purpose. Solicitation of such a declaration shall be deemed a solicitation of a proxy within the meaning of Section 20(a) of the Investment Company Act of 1940, as amended.
As used herein, the term "Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time.

	The Trustees of the Trust shall promptly call a meeting of the shareholders for the purpose of voting upon a question of removal of any such Trustee or Trustees when requested in writing so to do by the record holders of not less than 10 per centum of the outstanding shares.

	Whenever ten or more shareholders of
record of the Trust who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least
$25,000 or at least 1 per centum of the
outstanding shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting of shareholders pursuant to this Section
3 and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either

	(1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Trust; or

	(2) inform such applicants as to the
approximate number of shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

	If the Trustees elect to follow the course specified in subparagraph (2) above of this
Section 3, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Securities and Exchange Commission ("the
Commission"), together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would violate applicable law, and specifying the basis of such opinion.

	After the Commission has had an
opportunity for hearing upon the objections specified in the written statement so filed by the Trustees, the Trustees or such applicants may demand that the Commission enter an order either sustaining one or more of such objections or refusing to sustain any of such objections. If the Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

	Until such provisions become null, void, inoperative and removed from these By-Laws pursuant to the next sentence, the provisions of all but the first paragraph of this Section 3 may not be amended or repealed without the vote of a majority of the Trustees and a majority of the outstanding shares of the Trust. These same provisions shall be deemed null, void, inoperative and removed from these By-Laws upon the effectiveness of any amendment to the Act which eliminates them from Section 16 of the Act or the effectiveness of any successor
Federal law governing the operation of the Trust which does not contain such provisions.

SECTION 4.  Vacancies.  The term of office of a
Trustee shall terminate and a vacancy shall occur in the event of the declination, death, resignation, retirement, removal, adjudicated incompetence, or other incapacity to perform the duties of the office, or removal, of a Trustee.
No such vacancy shall operate to annul these By-
Laws or to revoke any existing agency created pursuant to the terms of these By-Laws. In the case of a vacancy, including a vacancy resulting from an increase in the number of Trustees, such vacancy may be filled by (i) holders of a plurality of the Shares entitled to vote, acting at any meeting of holders held in accordance with the By-Laws, or (ii) to the extent permitted by the 1940 Act, the vote of a majority of the Trustees.
As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder and under the Declaration of Trust.
The power of appointment is subject to the provisions of Section l6(a) of the Act. Any Trustee so elected by the holders or appointed by the Trustees shall hold office as provided in these By-Laws.

SECTION 5.  Temporary Absence of Trustee.  Any
Trustee may, by power of attorney, delegate his power for a period not exceeding six months at an one time to any other Trustee or Trustees, provided that in no case shall less than two
Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

SECTION 6.  Effect of Death, Resignation,
Removal, Etc. of a Trustee.  The death,
declination, resignation, retirement, removal, or incapacity of the Trustees, or anyone of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration of Trust or these By-
Laws.


ARTICLE II

Officers and Their Election

SECTION 1.  Officers.  The officers of the Trust
shall be a President, a Treasurer, a Secretary, and such other officers or agents as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2.  Election of Officers.  The President,
Treasurer and Secretary shall be chosen annually by the Trustees.

       Except for the offices of President and
Secretary, two or more offices may be held by a single person. The officers shall hold office until their successors are chosen and qualified.

SECTION 3.  Resignations and Removals.  Any
officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein. The Trustees may at any meeting remove an officer.




ARTICLE III

Powers and Duties of Trustees and Officers

SECTION 1.  Trustees.  The business and affairs of
the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-Laws.

SECTION 2.  Executive and other Committees.
The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee.
The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by the Trustees.

       Without limiting the generality of the
foregoing, the Trustees may appoint a
committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, investigation or other disposition of any dispute, claim, action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

SECTION 3.  Chairman of the Trustees.  The
Trustees may appoint from among their number a Chairman. The Chairman shall preside at meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he deems it necessary or desirable to do so. The Chairman may in his discretion preside at any meeting of the shareholders, and may delegate such authority to another Trustee or officer of the Trust. The Chairman shall exercise and perform such additional powers and duties as from time to time may be assigned to him by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office. A
Trustee elected or appointed as Chairman shall not be considered an officer of the Trust by virtue of such election or appointment.

SECTION 4.  President.  Subject to such
supervisory powers, if any, as may be given by the Trustees to the Chairman of the Trustees, the President shall be the chief executive officer of the Trust and subject to the control of the Trustees, he shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation.
In the event that the Chairman does not preside at a meeting of shareholders or delegate such power and authority to another Trustee or officer of the Fund, the President or his designee shall preside at such meeting. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust.
He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The
President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

SECTION 5.  Treasurer.  The Treasurer shall be
the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as custodian in accordance with Article III of the Declaration of Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to foregoing as the Trustees may from time to time designate.

SECTION 6.  Secretary.  The Secretary shall
record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. He shall have custody of the seal, if any, of the Trust and shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

SECTION 7.  Other Officers.  Other officers
elected by the Trustees shall perform such duties as the Trustees may from time to time designate, including executing or signing such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.

SECTION 8.  Compensation.  The Trustees and
officers of the Trust may receive such reasonable compensation from the Trust for the performance of their duties as the Trustees may from time to time determine.


ARTICLE IV

Meetings of Shareholders

SECTION 1.  Meetings.  No annual or regular
meetings of shareholders shall be required and none shall be held. Meetings of the shareholders of the Trust (or any Series or Class) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of ten percent
(10%) or more of the total number of the then issued and outstanding shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

SECTION 2.  Place of Meetings.  Meetings of the
shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts, unless a different place within the United States is designated by the Trustees and stated as specified in the respective notices or waivers of notice with respect thereto.

SECTION 3.  Notice of Meetings.  Notice of all
meetings of the shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Secretary to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by mailing the same postage paid, addressed to him at his address as it appears upon the books of the Trust, at least seven (7) days before the time fixed for the meeting, and the person giving such notice shall make an affidavit with respect thereto. If any shareholder shall have failed to inform the Trust of his post office address, no notice need be sent to him. No notice need be given to any shareholder if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

SECTION 4.  Quorum.  Except as otherwise
provided by law, to constitute a quorum for the transaction of any business at any meeting of shareholders, there must be present, in person or by proxy, holders of one-third (1/3) of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting; provided that if a class (or series) of shares is entitled to vote as a separate class (or series) on any matter, then in the case of that matter a quorum shall consist of the holders of one-third (1/3) of the total number of shares of the then issued and outstanding shares of that class (or series) entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

	If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

SECTION 5.  Voting.  At each meeting of the
shareholders every shareholder of the Trust shall be entitled to one (1) vote in person or by proxy for each of the then issued and outstanding shares of the Trust then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Trust at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. The record holder of a fraction of a share shall be entitled in like manner to a corresponding fraction of a vote. Notwithstanding the foregoing, the
Trustees may, in connection with the
establishment of any class (or series) of shares or in proxy materials for any meeting of shareholders or in other solicitation materials or by vote or other action duly taken by them, establish conditions under which the several classes (or series) shall have separate voting rights or no voting rights.

	All elections of Trustees shall be
conducted in any manner approved at the
meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any shareholder entitled to vote thereon. The persons receiving the greatest number of votes shall be deemed and declared elected. Except as otherwise required by law or by the Declaration of Trust or by these By-Laws, all matters shall be decided by a majority of the votes cast, as hereinabove provided, by persons present at the meeting and (or represented by proxy) entitled to vote thereon. With respect to the submission of a management or investment advisory contract or a change in investment policy to the shareholders for any shareholder approval required by the Act, such matter shall be deemed to have been effectively acted upon with respect to any series of shares if the holders of the lesser of

(i) 67 per centum or more of the shares of that series present or represented at the meeting if the holders of more than 50 per centum of the outstanding shares of that series are present or represented by proxy at the meeting or

(ii) more than 50 per centum of the
outstanding shares of that series

vote for the approval of such matter,
notwithstanding (a) that such matter has not been approved by the holders of a majority of the outstanding voting securities of any other series affected by such matter (as described in Rule 18f-2 under the Act) or (b) that such matter has not been approved by the vote of a majority of the outstanding voting securities of the Trust
(as defined in the Act).

SECTION 6.  Proxies.  Any shareholder entitled to
vote upon any matter at any meeting of the shareholders may so vote by proxy, provided that such proxy is authorized to act by (i) a written instrument, dated not more than six months before the meeting and executed either by the shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees, which authorization is received not more than six months before the initial session of the meeting.
Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

SECTION 7.  Consents.  Any action which may be
taken by shareholders may be taken without a meeting if a majority of shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.
Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.


ARTICLE V

Trustees Meetings

SECTION 1.  Meetings.  The Trustees may in their
discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, President or by any other Trustee at the time being in office.
Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 2.  Notices.  Notice of regular or stated
meetings need not be given. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or by the Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address or personally delivered to him at least one (1) day before the meeting. Such notice may, however, be waived by all the Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

SECTION 3. Consents. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees' meetings. A Trustee may deliver his consent to the Trust by facsimile machine or other electronic communication equipment. Such consent shall be treated as a vote at a meeting for all purposes.

SECTION 4.  Place of Meetings.  The Trustees
may hold their meetings within or without the Commonwealth of Massachusetts.

SECTION 5.  Quorum and Manner of Acting.  A
majority of the Trustees in office shall be present in person at any regular stated or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by the Declaration of Trust, by these By-Laws or by statute) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


ARTICLE VI

Shares of Beneficial Interest

SECTION 1.  Certificates for Shares of Beneficial
Interest. Certificates for shares of beneficial interest of any series of shares of the Trust, if issued, shall be in such form as shall be approved by the Trustees. They shall be signed by, or in the name of, the Trust by the President and by the Treasurer and may, but need not be, sealed with seal of the Trust; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Trust or a registrar other than a Trustee, officer or employee of the Trust, the signature of the President or Treasurer and the seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Trust whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates may nevertheless be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Trust.

SECTION 2.  Transfer of Shares.  Transfers of
shares of beneficial interest of any series of shares of the Trust shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent, and only upon the surrender of any certificate or certificates for such shares. The Trust shall not impose any restrictions upon the transfer of the shares of any series of the Trust, but this requirement shall not prevent the charging of customary transfer agent fees.

SECTION 3.  Transfer Agent and Registrar;
Regulations. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the shares of beneficial interest of the Trust shall be directly transferable. The
Trust shall, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such shares shall be registered, and no certificate for shares of the Trust in respect of which a transfer agent and/or registrar shall have been designated shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent may be located within or without the Commonwealth of Massachusetts and shall have charge of the share transfer books, lists and records, which shall be kept within or without Massachusetts in an office which shall be deemed to be the share transfer office of the Trust. The Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust.

SECTION 4. Closing of Transfer Books and Fixing
Record Date. The Trustees may fix in advance a time which shall be not more than ninety (90) days before the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The
Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.

SECTION 5.  Lost, Destroyed or Mutilated
Certificates. The holder of any shares of a series of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of the certificate therefor, and the Trustees may, in their discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in any case, if the Trustees shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Trustees may direct, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6.  Record Owner of Shares.  The Trust
shall be entitled to treat the person in whose name any share of a series of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.


ARTICLE VII

Fiscal Year

	The fiscal year of the Trust shall end on such date as the Trustees may, from time to time, determine.


ARTICLE VIII

Seal

	 The Trustees may adopt a seal of the
Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


ARTICLE IX

Inspection of Books

	The Trustees shall from time to time
determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the shareholders.


ARTICLE X

Custodian

	The following provisions shall apply to
the employment of a Custodian pursuant to
Article III of the Declaration of Trust and to any contract entered into with the Custodian so employed:

(a) 	The Trustees shall cause to be
delivered to the Custodian all
securities owned by the Trust or to
which it may become entitled, and
shall order the same to be
delivered by the Custodian only in
completion of a sale, exchange,
transfer, pledge, loan, or other
disposition thereof, against receipt
by the Custodian of the
consideration therefor or a
certificate of deposit or a receipt
of an issuer or of its transfer agent,
or to a securities depository as
defined in Rule 17f-4 under the
Investment Company Act of 1940,
as amended, all as the Trustees
may generally or from time to
time require or approve, or to a
successor Custodian; and the
Trustees shall cause all funds
owned by the Trust or to which it
may become entitled to be paid to
the Custodian, and shall order the
same disbursed only for
investment against delivery of the
securities acquired, or in payment
of expenses, including
management compensation, and
liabilities of the Trust, including
distributions to shareholders, or to
a successor Custodian.

(b) 	In case of the resignation, removal
or inability to serve of any such
Custodian, the Trustees shall
promptly appoint another bank or
trust company meeting the
requirements of said Article III as
successor Custodian.  The
agreement with the Custodian
shall provide that the retiring
Custodian shall, upon receipt of
notice of such appointment,
deliver the funds and property of
the Trust in its possession to and
only to such successor, and that
pending appointment of a
successor Custodian, or a vote of
the shareholders to function
without a Custodian, the
Custodian shall not deliver funds
and property of the Trust to the
Trustees, but may deliver them to
a bank or trust company doing
business in Boston, Massachusetts,
of its own selection, having an
aggregate capital, surplus and
undivided profits, as shown by its
last published report, of not less
than $2,000,000, as the property
of the Trust to be held under
terms similar to those on which
they were held by the retiring
Custodian.


ARTICLE XI

Limitation of Liability and Indemnification

SECTION 1.  Limitation of Liability.  Provided
they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained in the Declaration of Trust or herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 2.  Indemnification of Trustees and
Officers. Subject to the exceptions and limitations contained in this section, every person who is or has been a Trustee, or officer, of the Trust, or, at the Trust's request , serves, or has served, as a, director, trustee or officer, of another organization in which the Trust has an interest as a shareholder, creditor or otherwise
(hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by applicable law, as in effect from time to time ("Applicable Law"), against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or settlement, or as fines and penalties, and counsel, fees, incurred by or for such Covered Person in connection with the preparation for, defense or disposition of, any claim, demand, action , suit, investigation, inquiry or proceeding of any every kind, whether actual or threatened (collectively, a "Claim"), in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Covered Person. No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by Applicable Law.
In no event shall the Trust be obligated to indemnify a Covered Person against liabilities to the Trust or any shareholder to which such Covered Person would otherwise be subject by reason of the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered
Person's office (collectively, "Disabling
Conduct").

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators such Covered Person incurred by or for a Covered Person in connection with Claim for which Covered Person is entitled to indemnification by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered
Person to repay such amount if it is ultimately determined that such Covered Person is not entitled to indemnification by the Trust.

The obligation of the Trust to indemnify a Covered person and/or make advances for the payment of expenses incurred by or for such Covered Person under this section may be made subject to conditions and procedures as the Trustees determine are necessary or appropriate to protect the Trust from the risk that a Covered person will ultimately be determined to be not entitled to indemnification hereunder. Except as otherwise provided in such conditions and procedures, the Covered Person shall be entitled to the benefit of a rebuttable presumption that the Covered Person has not engaged in Disabling conduct and that the Covered Person is entitled to indemnification hereunder.

Nothing contained in this section shall affect any rights to indemnification to which any Covered
Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entered into any contract to provide indemnification to any covered Person or other person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities or a merger or consolidation, assume the obligation to indemnify any person including a Covered
Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Section.


SECTION 3.  Indemnification of Shareholders.  In
case any shareholder or former shareholder shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The
Trust shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. A holder of shares of a series shall be entitled to indemnification hereunder only out of assets allocated to that series.


ARTICLE XII

Underwriting Arrangements

	Any contract entered into for the sale of shares of the Trust pursuant to Article III, Section
1 of the Declaration of Trust shall require the other party thereto (hereinafter called the "underwriter") whether acting as principal or as agent to use all reasonable efforts, consistent with the other business of the underwriter, to secure purchasers for the shares of the Trust.

	The underwriter may be granted the right

(a) 	To purchase as principal, from the
Trust, at not less than net asset
value per share, the shares needed,
but no more than the shares
needed (except for clerical errors
and errors of transmission), to fill
unconditional orders for shares of
the Trust received by the
underwriter.

(b) 	To purchase as principal, from
shareholders of the Trust at not
less than net asset value per share
(minus any applicable sales charge
payable upon redemption or
repurchase of shares) such shares
as may be presented to the Trust,
or the transfer agent of the Trust,
for redemption and as may be
determined by the underwriter in
its sole discretion.

(c) 	to resell any such shares
purchased at not less than net
asset value per share (minus any
applicable sales charge payable
upon redemption or repurchase of
shares).


ARTICLE XIII

Report to Shareholders

	The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.


ARTICLE XIV

Certain Transactions

SECTION 1.  Long and Short Positions.  Except as
hereinafter provided, no officer or Trustee of the Trust and no partner, officer, director or share holder of the manager or investment adviser of the Trust or of the underwriter of the Trust, and no manager or investment adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust.

(a) 	The foregoing provision shall not
prevent the underwriter from
purchasing shares of the Trust
from the Trust if such purchases
are limited (except for reasonable
allowances for clerical errors,
delays and errors of transmission
and cancellation of orders) to
purchases for the purpose of filling
orders for such shares received by
the underwriter, and provided that
orders to purchase from the Trust
are entered with the Trust or the
Custodian promptly upon receipt
by the underwriter of purchase
orders for such shares, unless the
underwriter is otherwise instructed
by its customer.

(b) 	The foregoing provision shall not
prevent the underwriter from
purchasing shares of the Trust as
agent for the account of the Trust.

(c) 	The foregoing provision shall not
prevent the purchase from the
Trust or from the underwriter of
shares issued by the Trust by any
officer or Trustee of the Trust or by
any partner, officer, director or
shareholder of the manager or
investment adviser of the Trust at
the price available to the public
generally at the moment of such
purchase or, to the extent that any
such person is a shareholder, at
the price available to shareholders
of the Trust generally at the
moment of such purchase, or as
described in the current
Prospectus of the Trust.

SECTION 2.  Loans of Trust Assets.  The Trust
shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the manager or investment adviser of the Trust, or the underwriter of the Trust, or to the manager or investment adviser of the Trust or to the underwriter of the Trust.

SECTION 3.  Miscellaneous.  The Trust shall not
permit any officer or Trustee, or any officer or director of the manager or investment adviser or underwriter of the Trust, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (i) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or otherwise financially interested in the manager or investment adviser or underwriter of the Trust;
(ii) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the manager or investment adviser or underwriter of the Trust if such transaction is exempt from the applicable provisions of the Act; (iii) purchases of investments from the portfolio of the Trust or sales of investments owned by the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (iv) employment of legal counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust if only customary fees are charged for services to the Trust; (v) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust is an officer, trustee or director of the Trust or of the manager or investment adviser of the Trust, unless such purchase would violate the Trust's investment policies or restrictions.

	References to the manager or investment
adviser of the Trust contained in this Article XIV shall also be deemed to refer to any sub-adviser appointed in accordance with Article III, Section
2 of the Declaration of Trust.

ARTICLE XV

Amendments

	Except as provided in Section 3 of Article
I of these By-Laws for the portions of such
Section 3 referred to therein, these By-Laws may be amended at any meeting of the Trustees by a vote of a majority of the Trustees then in office.

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